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                                  EXHIBIT 23.2

         CONSENT OF ARTHUR ANDERSEN LLP, INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use of our report (dated January 20, 1998) on the consolidated financial statements of CADIS, Inc. as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997 (and to all references to our Firm) included in this registration statement on Form S-1issued for the purpose of registering 1,296,459 shares of Aspect Development, Inc. common stock.


                                       /s/ Arthur Andersen LLP


Denver, Colorado
April 3, 1998